UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

  BLUELINX HOLDINGS INC.

(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code: (770) 953-7000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On December 9, 2013, BlueLinx Corporation (the “Operating Company”), a wholly-owned subsidiary of BlueLinx Holdings Inc. (“BlueLinx”) entered into a Third Amended and Restated Employment Agreement with Robert P. McKagen, its Senior Vice President, Sales and Operations (the “Employment Agreement”). The Employment Agreement amends and restates the prior employment agreement between the Operating Company and Mr. McKagen, dated January 8, 2013.

The Employment Agreement provides that Mr. McKagen will receive a base salary at the rate of $300,000 per year. Mr. McKagen shall also be eligible to receive an annual bonus pursuant to the terms of our annual bonus plan, with the annual bonus potential to be a target of 65% of his base salary up to a maximum of 130% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Compensation Committee of the Board of Directors of BlueLinx for each fiscal year in accordance with the terms of the applicable bonus plan. The Employment Agreement provides that Mr. McKagen is eligible to participate in all benefit programs for which senior executives are generally eligible.

Under the Employment Agreement, the Operating Company may terminate Mr. McKagen’s employment for cause or without cause. If Mr. McKagen’s employment is terminated without cause or he resigns for good reason, the Employment Agreement provides Mr. McKagen with, among other things, (i) payment equal to one time his annual base salary in effect immediately prior to the date of termination, payable in twelve equal monthly installments commencing on the earlier to occur of the first business day of the seventh month after the date of termination or Mr. McKagen’s death; (ii) payment of a pro-rata portion of his annual bonus for the performance year in which the termination occurs payable at the time annual bonuses are paid to other senior executives; (iii) all unvested time vested restricted stock grants will automatically vest and become non-forfeitable; (iv) all unvested performance-vested performance share or restricted stock grants will remain outstanding and will vest and become non-forfeitable in accordance with their terms and based on the actual performance of the Operating Company; and (v) up to $25,000 in aggregate outplacement services to be used within one year of the date of termination.

The Employment Agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of one year following his date of termination.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

10.1	Third Amended and Restated Employment Agreement by and between BlueLinx Corporation and Robert P. McKagen, effective December 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Sara E. Epstein

Sara E. Epstein
Vice President, General Counsel and
Corporate Secretary

 Dated: December 13, 2013